UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Nortech Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Nortech Systems Incorporated

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 9, 2007

TO THE SHAREHOLDERS OF NORTECH SYSTEMS INCORPORATED:

The Annual Meeting of Shareholders of Nortech Systems Incorporated (the “Company”) will be held at the Wayzata Country Club, 200 West Wayzata Boulevard, Wayzata, Minnesota, on May 9, 2007, at 10:00 a.m., for the following purposes:

1.                To consider and act upon the Board of Directors’ recommendation to fix the number of directors of the Company at five;

2.                To elect a Board of Directors to serve for a one-year term and until their successors are elected and qualify;

3.                To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 16, 2007, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

Your attention is called to the accompanying Proxy Statement.

By Order of the Board of Directors
Bert M. Gross
Secretary
April 2, 2007

Nortech Systems Incorporated

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS, MAY 9, 2007

This Proxy Statement is furnished to shareholders of NORTECH SYSTEMS INCORPORATED, a Minnesota corporation (the “Company”), in connection with the solicitation on behalf of the Company’s Board of Directors of proxies for use at the annual meeting of shareholders to be held on May 9, 2007, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

The address of the principal executive office of the Company is 1120 Wayzata Boulevard East, Suite 201, Wayzata, Minnesota 55391. This Proxy Statement and form of Proxy are being mailed to shareholders of the Company on or about April 2, 2007.

SOLICITATION AND REVOCATION OF PROXIES

The costs and expenses of solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company personally or by telegraph, telephone or letter with extra compensation. The Company will reimburse brokers and other custodians, nominees or fiduciaries for their expenses in forwarding proxy material to principals and obtaining their proxies.

Proxies in the form enclosed are solicited on behalf of the Board of Directors. Any shareholder giving a proxy in this form may revoke it at any time before it is exercised. Such proxies, if received in time for voting and not revoked, will be voted at the annual meeting in accordance with the specifications indicated on the proxy.

VOTING RIGHTS

Only shareholders of record of the Company’s 2,714,729 shares of Common Stock outstanding as of the close of business on March 16, 2007, will be entitled to execute proxies or to vote. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares must be represented at the meeting, in person or by proxy, to transact business.

ELECTION OF DIRECTORS

The bylaws of the Company provide for a Board of Directors consisting of one or more members, and further provide that the shareholders at each annual meeting shall determine the number of directors. The Company’s Board of Directors recommends that the number of directors be set at five and it is intended that the proxies accompanying this statement will be voted at the 2007 meeting to establish a Board of Directors consisting of five members. All of the nominees are presently directors of the Company. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the election of the following five nominees:

MICHAEL J. DEGEN

MYRON KUNIN

KENNETH LARSON

RICHARD W. PERKINS

C. TRENT RILEY

Following is information regarding the nominees:

Name	Age	Position
Michael J. Degen	63	President and Chief Executive Officer and Director
Myron Kunin	78	Chairman of the Board of Directors
Kenneth Larson	66	Director
Richard W. Perkins	76	Director
C. Trent Riley	67	Director

From 1998 until his retirement on December 31, 2000, Mr. Degen was the Managing Director, Worldwide Operations, of The Toro Company, a manufacturer of lawn mowers, snow throwers and other products. He has been a director of the Company since May 1998, and was elected President and Chief Executive Officer of the Company on May 1, 2002.

Mr. Kunin has served from 1983 to 2004 as Chairman of the Board of Directors of Regis Corporation, the world’s largest owner, operator and franchisor of hair care salons. He is now Vice-Chairman of that Board. He has been a director of the Company since 1990.

Mr. Larson served as President and Chief Operating Officer of Polaris Industries from 1988 to 1998. He is the Chairman of Restaurant Technologies, Inc., an installer of automated cooking oil systems for the fast food restaurant industry. He is a director of Bellacor.com, Inc. He has been a director of the Company since July 2002.

Mr. Perkins has served since 1985 as President, Chief Executive Officer and a director of Perkins Capital Management, Inc., a registered investment advisor. He is also a director of Lifecore Biomedical, Inc., Synovis Life Technologies, Inc., and Vital Images, Inc. He has been a director of the Company since 1993.

Mr. Riley has served since 1996 as President of Riley Dettman & Kelsey LLC, management consultants. He has been a director of the Company since August 2001.

DIRECTORS MEETINGS

There were five meetings of the Board of Directors during the last fiscal year. All directors attended all meetings of the Board and committees of the Board on which such director served.

The Board of Directors has established a Nominating and Corporate Governance Committee, a Compensation Committee, and an Audit Committee. The members of each committee are Messrs. Larson, Perkins and Riley. The Board of Directors has determined that Messrs. Larson, Perkins and Riley are independent directors under the rules established by the Securities and Exchange Commission and the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”). Further, the Board has determined that Mr. Perkins is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission. In the last fiscal year the Audit Committee met four times, the Compensation Committee met four times, and the Nominating and Corporate Governance Committee met twice. The charters of all committees are posted on the Company’s website at www.nortechsys.com.

We encourage board members to attend the annual meeting of shareholders. All members of the board attended the 2006 annual meeting.

EXECUTIVE OFFICERS

The Executive Officers of the Company are as follows:

Name	Age	Position
Michael J.Degen	63	President, Chief Executive Officer and Director
Richard G.Wasielewski	55	Vice President and Chief Financial Officer
Keith A. Pieper	60	Vice President, Operations
Garry Anderly	60	Senior Vice President, Corporate Finance, and Treasurer
Peter L. Kucera	60	Vice President, Corporate Quality
Donald E. Horne	58	Vice President, Global Supply Chain Management
Curtis J. Steichen	50	Vice President, Sales and Marketing

Mr. Degen has been President and Chief Executive Officer since May 2002.

Mr. Wasielewski has been Chief Financial Officer of the Company since April 15, 2004. From 2000 until his employment by the Company, he was Controller/Senior Director, Planning, Wholesale and Operations of Select Comfort Corporation, a manufacturer and retailer of premium air mattresses. From 1995 until 2000 he was the Chief Financial Officer of Lycro Products Co., Inc., a precision metal fabrication component manufacturer.

Mr. Anderly has been Senior Vice President, Corporate Finance and Treasurer of the Company since May 1996. He was Vice President of Finance and Administration from 1991 until May 1996.

Mr. Pieper has been the Principal Operating Officer of the Company since November 1, 2004. From September 2003 until October 31, 2004, he was Director of Manufacturing of the Landoll Corporation, a manufacturer of material handling and transportation equipment. From 1997 until September 2003, he was Vice President, International Operations, of Westech Inc., a manufacturer of open pit mining equipment.

Mr. Kucera has been Vice President, Corporate Quality of the Company since 1991.

Mr. Horne has been Vice President, Global Supply Chain Management of the Company since February 2003. From 1997 until February 2003, he was Vice President, Corporate Procurement.

Mr. Steichen has been Vice President, Sales and Marketing since May 18, 2005. From February 2002 to May 2005, Mr. Steichen held sales and marketing positions with Graco, Inc., a manufacturer of fluid-handling systems and components, and was Director of Sales and Marketing in the Protective Coatings Division of that company from July 2003 to May 2005. During 2001 and 2002 he was General Manager of Amesbury Balance Systems, a component manufacturer of hardware for the window and door industry. From 1999 to 2001, he served as Vice President, Sales, Marketing and E-Business Development of Hoffman Enclosures (a subsidiary of Pentair, Inc.), a manufacturer of standard and custom enclosures for commercial, industrial and datacom markets.

REPORT OF AUDIT COMMITTEE

The Board of Directors of the Company has adopted a charter for the Audit Committee. The charter charges the Committee with the responsibility for, among other things, reviewing the Company’s audited financial statements and the financial reporting process. In carrying out that responsibility, the Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2006. The Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 (Communications with Audit Committees), as amended by SAS 89 and SAS 90. In addition, the Committee has reviewed the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which were received from the

Company’s independent registered public accounting firm, and has discussed with the independent registered public accounting firm their independence. Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the Company’s fiscal year ended December 31, 2006.

The members of the Audit Committee are “independent” under the rules of the Securities and Exchange Commission and the NASDAQ listing standards.

Richard W. Perkins, Chair
Kenneth Larson
C. Trent Riley
Members of the Audit Committee

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

We will provide an overview and analysis of our compensation programs and policies and the factors that we consider in making compensation decisions. Our compensation and benefit programs are driven by our business environment and are designed to adhere to our company values.

Our Values:

•       Respect, we create a positive environment where every person is highly valued and treated with integrity and honesty.

•       Customer Focused, we provide extraordinary service to our customers by listening, understanding and providing solutions as dependable partners.

•       Committed to Success, we are committed to achieving profitable growth objectives through innovation and continual improvement.

•       Sense of Urgency, we are a results-driven team that understands the expectations of our internal and external customers, dedicated to achieving mutual success.

•       Great Communication, our goal is to share information in an effective, sincere and timely manner that encourages positive relationships.

•       No One Does It Alone, our values will only be realized when we work as a team and every member is fully engaged in supporting our mission.

Below, in the Summary Compensation Information section we have included tables containing specific information about compensation earned or paid to executive officers.

Compensation Philosophy and Objectives

We have a standing Compensation Committee of our independent Board of Directors. The Compensation Committee is responsible for the oversight to the company’s compensation polices and programs, including developing compensation and benefit plans and specifically addressing the compensation of our executive officers. The Compensation Committee views compensation as a key factor in our ability to execute our corporate strategy.

Our strategy is to continue to pursue opportunities that will support our mission to be the preferred electronics manufacturing services provider that builds long-term relationships and creates value-added solutions for our customers. Specifically, we will focus on the following key strategies:

•       Forging strong customer relationships

•       Delivering profitable sales growth

•       Implementing lean management throughout the company

In order to achieve these strategic objectives we must attract and recruit the best possible talent and continue to develop and motivate our employees to meet our common goals.

Our compensation philosophy is performance-based and our pay structure, benefits and incentive programs are intended to attract talented individuals as well as motivate and retain employees to achieve our goals and add shareholder value. We believe our compensation program and performance-based elements align our employees and executives’ incentives with the best interest of our shareholders. Our compensation components are:

•       Base pay

•       Annual incentive compensation

•       Equity compensation in the form of stock options and restricted stock; and

•       Executive life insurance

Elements of our Compensation Program

Base Pay

We view base pay as compensation for the competencies that each employee brings to his or her respective area of responsibility in order to meet his or her job requirements.

When possible we use market data and benchmarking to establish base pay for our management employees. Our Compensation Committee reviews all officers’ base pay extensively utilizing industry-related comparisons, and performance assessments by position. The Compensation Committee and management team utilizes compensation survey and analysis information from a number of sources such as The National Association of Corporate Directors, Riley, Dettman & Kelsey LLC, Salaryexpert.com, Salary.com, Occupational Employment Statistics for the State of Minnesota, and Worknet.wisconsin.gov. We try to set our compensation base pay at the market average; however, each compensation decision can be impacted by additional criteria such as experience and performance against requirements.

Our goal is to review every employee annually and, if appropriate, the employee could receive a merit pay increase consistent with his or her individual performance measured against his or her job requirements and relevant market data.

In addition, base pay and rate adjustments may be made as a result of our monitoring and surveying market rates to determine if an adjustment is required. Base pay increases for our Chief Executive Officer, Chief Financial Officer and other officers are reviewed and assessed annually by the Compensation Committee in the fourth quarter time period. In October 2006, the Compensation Committee approved a merit and market adjustment to the base pay increase of our Chief Executive Officer of 32% and our Chief Financial Officer of 8% after reviewing and assessing performance, market survey and competitive information. All other named executive officers received base pay increases including merit and market adjustments ranging from 2.4% to 9.9%.

Annual Incentive Compensation

We view our annual incentive compensation plans as a means to tie the cash compensation of our executive officers and key members of our management team to performance objectives that if achieved will enhance our overall company value. The incentive compensation plans for the officers and the overall incentive compensation plan are reviewed and approved by the Compensation Committee.

All executive officers are eligible to receive incentive compensation equal to a predetermined percentage of their base pay if plan goals and objective are achieved. For 2006, the executive officers’ percentages ranged from 35% of base pay if the annual plan objectives were achieved up to 100% of base pay if maximum performance to plan objectives is achieved. For 2007, after reviewing market and industry survey information the Compensation Committee approved an adjustment to the plan for the Chief Executive Officer increasing the percentages from 35% to 50% for achieving plan objectives and from 100% to 150% if maximum performance is achieved. All other named executives percentages remained the same. We do not pay any incentive compensation if pre-tax profits fall below 80% of the plan objectives.

The percentage of incentive compensation our executives and managers receive is determined by performance against annual performance objectives set by the Compensation Committee and approved by the Board of Directors. The Compensation Committee sets the annual plan objectives for Net sales, Pre-tax profits, Operating Cash Flow, Inventory turns and individual MBO’s (Management Business Objectives) that will deliver above average industry growth for sales and profits and improve company performance in the other areas. We believe the annual incentive compensation drives performance and by achieving these financial results we will maintain our strong balance sheet and increase shareholder value.

In 2006, the named executive officers achieved 103.2% of the overall incentive compensation objectives as follows:

Net sales: Goal of $95.4 million—Achieved 110% of objective

Pre-tax profits: Goal of $1.949 million—Achieved 97% of objective

Operating Cash Flow: Goal of $2.488 million—Achieved 114% of objective

Inventory turns: Goal of 5.4 turns—Achieved 98% of objective

Equity Compensation

We believe to effectively build long-term value in the company, the interest of our named executive officers must align with the interest of our shareholders. The number of stock options reserved for grant is determined by the Compensation Committee with the objective of aligning our employee incentives with the interests of our shareholders and avoiding significant dilution. Other than grants to our executive officers, individual stock option grants are recommended by management to the Compensation Committee and are based on individual potential, historical performance and impact on our financial results. Our Chief Executive Officer customarily receives the largest grant and then the grant size decreases down through the organization. Our stock option grants are modest in comparison to other companies our size. There are only 39,500 common stock shares available to grant as of December 31, 2006.

Stock Options

During 2006, a total of 140,500 options were granted to our management and directors with the exercise price equaling the closing price of the common shares on each respective grant date. Our Chief Executive Officer received 35,000 grants, our Chief Financial Officer received 17,500 grants and the named executives received between 5,250 and 17,500 grants.

Restricted Stock

In March 2006, 28,500 shares of restricted common stock were granted to our management and directors. This benefit was valued at the market price of the stock on the date of grant. These awards vest over a three-year term and are expensed ratably over the same period. The grants contained an acceleration condition whereby if we attain certain financial measurements, the awards would vest in their entirety on December 31, 2006. The acceleration condition was not met, thus the awards will continue to vest ratably over the full vesting period as stated in the agreements. Our Chief Executive Officer received 5,000 share grants, our Chief Financial Officer received 2,500 share grants and the named executives received between 750 and 2,500 share grants.

Executive Life Insurance

During 2002, we established an Executive Life Insurance Plan (the “Plan”) for our executive officers including all of the named executive officers. Pursuant to the Plan, we will pay a bonus to each officer equal to 15% of the officer’s base annual salary, as well as an additional bonus to cover federal and state income taxes incurred by the officer with respect to the 15% bonus. The officers are required to purchase life insurance and retain ownership of the life insurance policy once it is purchased. The Plan provides for a five-year vesting schedule in which the officers vest in their bonus at a rate of 20% each year. Should an officer terminate employment prior to the fifth year of vesting, that officer must reimburse us for any unvested amounts.

Compensation Recommendations

Our management team, consisting of our Chief Executive Officer, our Chief Financial Officer and Human Resource Manager, evaluates market data and recommends compensation plans to the Compensation Committee that are consistent with our stated compensation philosophy. The Compensation Committee and the management team may engage third party compensation consultants.

Tax and Accounting Considerations

The accounting and tax treatment of compensation generally has not been a factor in determining the compensation for our executive officers. However, the Compensation Committee and management have considered the accounting and the impact of various program designs to balance the potential company costs with the benefit and value to the executive.

With regard to Section 162(m) of the Internal Revenue Code of 1988, as amended, it is the Compensation Committee’s intent to maximize deductibility of executive compensation while retaining some discretion needed to compensate executives in a manner commensurate with performance and the competitive landscape of executive talent.

Stock options historically received favorable accounting and tax treatment. However, the accounting treatment has changed as a result of Accounting Standards No 123R, making the accounting treatment of stock options less attractive. The Board, Compensation Committee and the management team will continue to monitor and evaluate the impact going forward.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has discussed and reviewed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Kenneth Larson, Chair
C. Trent Riley
Richard W. Perkins
Members of the Compensation Committee

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)		Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (2) (g)	All Other Compensation ($) (3) (i)	Total ($) (j)
Michael J. Degen,	2006	211,245	(1)	14,266	26,557	86,699	44,200	382,967
Chief Executive Officer
Richard G. Wasielewski,	2006	164,178		7,133	13,279	70,051	34,700	289,341
Chief Financial Officer
Keith J. Pieper,	2006	146,837		7,133	13,279	62,700	30,520	260,469
Vice President, Operations
Curtis J. Steichen,	2006	147,399		7,133	13,279	62,700	29,000	259,511
Vice President, Sales and Marketing
Garry M. Anderly,	2006	124,509		2,140	3,984	53,619	25,175	209,427
Senior Vice President, Corporate Finance & Treasurer

(1)          The Company has entered into an employment agreement with Mr. Degen, its Chief Executive Officer, effective October 1, 2005, and continuing for three years thereafter, providing (a) for a base salary of $200,000 per year, subject to increases related to the Company’s general executive pay schedule during the term of the agreement, (b) that he will participate in any incentive plan for which the Company determines he is eligible and (c) that if Mr. Degen becomes unable to perform his duties because of illness or other incapacity during the term of the agreement, his compensation and his medical, dental and life insurance shall be continued for a period of 24 months. The agreement also provides that if Mr. Degen initiates the termination of employment, he will not for a period of two years following his termination of employment, anywhere in the United States or Mexico, engage in any business or in any manner be connected with or employed by any organization, in direct competition with the Company’s business.

(2)          Represents amounts paid under the Company’s Annual Incentive Compensation Plan, discussed under the heading “Annual Incentive Compensation” in the Compensation Discussion and Analysis section of this Proxy Statement.

(3)          During 2002, the company established an Executive Life Insurance Plan (the “Plan”) for its executive officers including all of the Named Executive Officers. Pursuant to the Plan, the Company will pay a bonus to each officer equal to 15% of the officer’s base annual salary, as well as an additional bonus to cover federal and state income taxes incurred by the officer with respect to the 15% bonus. The officers are required to purchase life insurance and retain ownership of the life insurance policy once it is purchased. The Plan provides a five-year vesting schedule in which the officers vest in their bonus at a rate of 20% each year. Should an officer terminate employment prior to the fifth year of vesting, that officer must reimburse the Company for any unvested amounts.

GRANTS OF PLAN-BASED AWARDS IN 2006

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Weighted-Average Grant Date Fair Value of Stock and Option Awards ($) (l)
Michael J. Degen	3/7/06(1)		15,000	7.44	68,400
	3/7/06(2)	5,000			37,200
	11/1/06(3)		20,000	7.79	85,400
Richard G. Wasielewski	3/7/06(1)		7,500	7.44	34,200
	3/7/06(2)	2,500			18,600
	11/1/06(3)		10,000	7.79	42,700
Keith J. Pieper	3/7/06(1)		7,500	7.44	34,200
	3/7/06(2)	2,500			18,600
	11/1/06(3)		10,000	7.79	42,700
Curtis J. Steichen	3/7/06(1)		7,500	7.44	34,200
	3/7/06(2)	2,500			18,600
	11/1/06(3)		10,000	7.79	42,700
Garry M. Anderly	3/7/06(1)		2,250	7.44	10,260
	3/7/06(2)	750			5,580
	11/1/06(3)		3,000	7.79	12,810

(1)          All 3/7/06 options vest in one-third increments on 12/31/06, 12/31/07, and 12/31/08.

(2)          All shares of restricted stock vest in one-third increments on 12/31/06, 12/31/07, and 12/31/08.

(3)          All 11/1/06 options vest in one-third increments on 1/1/08, 1/1/09, and 1/1/10.

OUTSTANDING EQUITY AWARDS AT 2006 FISCAL YEAR-END

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (d)	Option Expiration Date (e)	Number of Shares or Units of Stock That Have Not Vested (#) (f)		Market Value of Shares or Units of Stock That Have Not Vested ($)(12) (g)
Michael J. Degen			20,000	(1)	7.79	10/31/16	3,334	(11)	25,605
	5,000	(2)	10,000	(2)	7.44	3/7/16
	50,000	(3)			7.22	2/11/13
	2,000	(4)			3.125	3/1/10
	4,000	(5)			5.50	1/1/09
Richard G. Wasielewski			10,000	(1)	7.79	10/31/16	1,667	(11)	12,803
	2,500	(2)	5,000	(2)	7.44	3/7/16
	20,000	(6)			7.46	5/3/14
Keith J. Pieper			10,000	(1)	7.79	10/13/16	1,667	(11)	12,803
	2,500	(2)	5,000	(2)	7.44	3/7/16
	20,000	(7)			5.74	11/1/14
Curtis J. Steichen			10,000	(1)	7.79	10/31/16	1,667	(11)	12,803
	2,500	(2)	5,000	(2)	7.44	3/7/16
	20,000	(8)			5.275	5/16/15
Garry M. Anderly			3,000	(1)	7.79	10/31/16	500	(11)	3,840
	750	(2)	1,500	(2)	7.44	3/7/16
	6,000	(9)			8.00	12/10/13
	6,000	(4)			3.125	3/1/10
	20,000	(10)			5.00	2/20/07

       (1) Stock options granted on 11/1/06 vest and become exercisable in one-third increments on 1/1/08, 1/1/09, and 1/1/10.

       (2) Stock options granted on 3/7/06 vest and become exercisable in one-third increments on 12/31/06, 12/31/07, and 12/31/08.

       (3) Stock option granted on 2/11/03 vested and became 100% exercisable on 11/15/05.

       (4) Stock options granted on 3/1/00 vested and became exercisable in 20% increments on the first five anniversary dates of the grant.

       (5) Stock option granted on 1/1/99 vested and became exercisable in 20% increments on the first five anniversary dates of the grant.

       (6) Stock option granted on 5/3/04 vested and became 100% exercisable on 11/15/05.

       (7) Stock option granted on 11/1/04 vested and became 100% exercisable on 11/15/05.

       (8) Stock option granted on 5/16/05 vested and became 100% exercisable on 11/15/05.

       (9) Stock option granted on 12/10/03 vested and became 100% exercisable on 11/15/05.

(10) Stock option granted on 2/20/97 vested and became exercisable in 20% increments on the first five anniversary dates of the grant.

(11) Restricted stock awards granted 3/7/06 vest in one-third increments of 12/31/06, 12/31/07, and 12/31/08.

(12) The market value of shares or units of stock that have not vested is determined by multiplying the number of shares of stock by $7.68, the market value of the Registrant’s shares on December 29, 2006.

OPTIONS EXERCISES AND STOCK VESTED

No options were exercised in 2006 by any of the Named Executive Officers.

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (b)	Value Realized on Vesting ($)(1) (c)
Michael J. Degen	1,666	12,803
Richard G. Wasielewski	833	6,397
Keith J. Pieper	833	6,397
Curtis J. Steichen	833	6,397
Garry M. Anderly	250	1,920

(1)          The value realized on vesting was determined by multiplying the number of shares of stock by $7.68, the market value of the Registrant’s shares on December 29, 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In the event of an involuntary termination of any of the Named Executive Officers after a change in control of the Company, each officer would receive for 36 months (or in a lump sum, at the officer’s option) his base salary, annual bonus at time of termination, and continued participation in the Company’s health, disability and life insurance plans, and additionally up to $10,000 for professional outplacement services. Assuming that the triggering event took place on December 31, 2006, the amounts payable to the Named Executive Officers would be as follows:

Michael J. Degen	$1,184,320
Richard G. Wasielewski.	$813,942
Keith A. Pieper	$726,300
Curtis J. Steichen	$737,710
Garry M. Anderly	$609,023

2006 DIRECTOR COMPENSATION

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Myron Kunin	0	5,706	7,629	13,335
Kenneth Larson	21,500	5,706	7,629	34,835
Richard W. Perkins	23,000	5,706	7,629	36,335
C. Trent Riley	21,000	5,706	7,629	34,335

(1)(2)  The aggregate number of restricted stock awards and the aggregate number of option awards outstanding on December 31, 2006 for each of the above-named directors are as follows:

	Stock	Options
Mr. Kunin	3,000	17,000
Mr. Larson	3,000	15,000
Mr. Perkins	3,000	28,000
Mr. Riley	3,000	17,000

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Company has established a Nominating and Corporate Governance Committee of the Board of Directors. All the members of this Committee are independent as defined in the NASDAQ Marketplace Rules.

Shareholder Nominees

The Committee has adopted a policy of considering director candidates recommended by shareholders. Any shareholder desiring to submit such a recommendation should transmit the candidate’s name and qualifications in a letter addressed to:

Nominating and Corporate Governance Committee
Nortech Systems Incorporated
1120 Wayzata Boulevard East, Suite 201
Wayzata, MN 55391

Director Qualifications

The Committee has not established specific qualifications for potential directors. The principal general qualification of a director is the ability to act effectively on behalf of all of the shareholders.

Identifying and Evaluating Nominees for Directors

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directors. The Committee periodically assesses the appropriate size of the board and whether any vacancies are anticipated. If vacancies are anticipated or if the Committee determines that the number of directors should be increased, the Committee considers possible director candidates. Candidates may come to the Committee’s attention through present board members, shareholders or other persons. All candidates will be evaluated by the Committee and the Committee’s recommendations will then be transmitted to the entire board. Assessment of candidates will include a variety of issues, including diversity, skills and experience in the fields of accounting, marketing, technology, international manufacturing, and understanding of the Company’s industry.

SECURITY HOLDERS COMMUNICATIONS WITH THE BOARD

Security holders may send communications to the Company’s board of directors, or to any individual board member, by means of a letter to such individual board member or the entire board addressed to:

Board of Directors (or named board member)
Nortech Systems Incorporated
1120 Wayzata Boulevard East, Suite 201
Wayzata, MN 55391

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 21, 2007, the ownership of Common Stock of the Company by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company, by each director and by each executive officer identified in the Summary Compensation Table, and by all executive officers and directors as a group. The parties listed in the table have the voting and investment powers with respect to the shares indicated.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Class
Myron Kunin	1,369,335	(2)	50.4%
Michael J. Degen	72,500		2.7%
Richard W. Perkins	45,000		1.7%
Garry M. Anderly	48,975		1.8%
Richard G. Wasielewski	27,000		*
Keith A. Pieper	25,000		*
Curtis J. Steichen	25,000		*
C. Trent Riley	18,000		*
Kenneth Larson	15,000		*
All executive officers and directors as a group (11 persons)	1,693,258	(3)	62.4%

(1)          Includes the following shares not currently outstanding but deemed beneficially owned because of the right to acquire such shares pursuant to options exercisable within sixty (60) days: 12,750 shares by Mr. Anderly, 19,000 shares by Mr. Perkins, 8,000 shares by Mr. Kunin, 61,000 shares by Mr. Degen, 22,500 shares by Mr. Wasielewski, 22,500 shares by Mr. Pieper, 22,500 shares by Mr. Steichen, 11,000 shares by Mr. Larson, and 13,000 shares by Mr. Riley.

(2)          Mr. Kunin has pledged 978,357 shares to a bank to secure a loan of $1,500,000.

(3)          Includes 235,416 shares subject to options exercisable within sixty (60) days.

*                    Less than one percent (1%).

2006 ANNUAL REPORT

The Company will mail its annual report for the year 2006 on or about April 2, 2007, to all shareholders of the Company of record on March 16, 2007.

INDEPENDENT ACCOUNTANTS

Appointment of Principal Accountants

The Audit Committee of the Board of Directors has engaged McGladrey & Pullen LLP (“McGladrey”), as the independent registered public accounting firm of the Company for 2007. Members of the firm are expected to be present at the annual meeting of shareholders and available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

Fees incurred by the Company for services of Principal Accountants

The following table shows the fees billed to the Company for the audit and other services provided by McGladrey for fiscal years 2006 and 2005, including the estimated fees remaining to be billed by McGladrey for the 2006 audit.

	2006	2005
Audit Fees	$223,665	$214,108
Audit-Related Fees(1)	23,610	5,825
Tax Fees	0	0
All Other Fees	0	0

(1)          Audit-related fees are principally for professional services relating to technical accounting consulting and research and meetings with management.

The Audit Committee has established a policy for pre-approving the services provided by the Company’s independent auditors in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by the independent registered public accounting firm and an annual review of the financial plan for audit fees.

QUORUM AND VOTE REQUIRED

The presence in person or by proxy of the holders of a majority of the voting power of the shares of Common Stock issued, outstanding and entitled to vote at a meeting for the transaction of business is required to constitute a quorum. The election of each director will be decided by plurality votes. As a result, any shares not voted for a director (whether by withholding authority, broker non-vote or otherwise) have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. If your shares are held by a broker or nominee, you should contact such holder to determine if you may vote your shares electronically and, if so, the method and deadline for voting electronically. If your shares are held directly and you decide to vote electronically, please follow the directions on your proxy card.

SHAREHOLDER PROPOSALS

Any proposal by a shareholder for the annual shareholders’ meeting to be held in May, 2008, must be received by the secretary of the Company at 1120 Wayzata Boulevard East, Suite 201, Wayzata, Minnesota 55391, not later than the close of business on December 2, 2007. Proposals received by that date will be included in the 2008 proxy statement if the proposals are proper for consideration at an annual meeting and are required for inclusion in the proxy statement by, and conform to, the rules of the Securities and Exchange Commission.

The Company’s bylaws provide that a shareholder may nominate a director for election at the annual meeting or may present from the floor a proposal that is not included in the proxy statement if proper written notice is received by the secretary of the Company at its principal offices in Wayzata, Minnesota, at least 120 days in advance of the date of the proxy statement for the prior year’s annual meeting. For the 2007 annual meeting, director nominations and shareholder proposals must be received on or before December 2, 2007. Shareholder proposals that are received by the Company after that date may not be presented in any manner at the 2008 annual meeting.

OTHER MATTERS

The management does not know of any other matters that may be presented for consideration at the annual meeting of shareholders. If any other matters are properly presented at the meeting, the persons named in the accompanying proxy will vote upon them in accordance with their best judgment.

By Order of the Board of Directors
BERT M. GROSS
Secretary
Minneapolis, Minnesota
April 2, 2007

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions

and for electronic delivery of information up until

11:59 P.M. Eastern Time the day before the cut-off date

or meeting date. Have your proxy card in hand when

you access the web site and follow the instructions to

obtain your records and to create an electronic voting

instruction form.

NORTECH SYSTEMS INCORPORATED
ATTN: SUE KESLER
1120 WAYZATA BLVD EAST, SUITE 201
WAYZATA, MN 55391

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER

COMMUNICATIONS

If you would like to reduce the costs incurred by Nortech

Systems Incorporated in mailing proxy materials, you

can consent to receiving all future proxy statements, proxy

cards and annual reports electronically via e-mail or the

Internet. To sign up for electronic delivery, please follow

the instructions above to vote using the Internet and,

when prompted, indicate that you agree to receive or

access shareholder communications electronically in

future years.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nortech Systems Incorporated, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: NORTC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTECH SYSTEMS INCORPORATED

Vote on Directors

2.	Election of directors:		For All	Withhold For All	For All Except	To withhold authority indicated nominee, mark "For All to vote for any Except" and write the number(s) of the nominee(s) on the line below.
	01 Michael J. Degen	04 Richard W. Perkins
	02 Kenneth Larson	05 Trent Riley	☐	☐	☐
03 Myron Kunin

Vote on Proposal						For	Against	Abstain

1.	To fix the number of directors of the Company at five.					☐	☐	☐

3.	In their discretion, on such other matters as may properly come before the meeting.					☐	☐	☐

Where stock is registered jointly in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign and date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

For address changes and/or comments, please check this box and write them on the back where indicated.							☐

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

NORTECH SYSTEMS INCORPORATED

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

May 9, 2007

NORTECH SYSTEMS INCORPORATED	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and will be voted as directed herein. If no direction is given, this proxy will be voted FOR the proposal to fix the number of directors at five and FOR all the nominees listed in paragraph 2.

The undersigned hereby appoints Michael J. Degen and Garry Anderly and either of them, proxies for the undersigned, with full power of substitution, to represent the undersigned and to vote all of the shares of the Common Stock of Nortech Systems Incorporated (the Company) which the undersigned is entitled to vote at the annual meeting of shareholders of the Company to be held on May 9, 2007, and at any and all adjournments thereof.

(Continued, and TO BE COMPLETED AND SIGNED on the reverse side)